Exhibit 10(a)

STEPAN COMPANY

2011 INCENTIVE COMPENSATION PLAN

STOCK AWARDS AGREEMENT

THIS STOCK AWARDS AGREEMENT (this “Agreement”), is made and entered into as of the ____ day of __________, 20___ (the “Date of Grant”) by and between Stepan Company, a Delaware corporation (the “Company”), and _________________ (the “Participant”).

W I T N E S S E T H THAT:

1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2011 Incentive Compensation Plan (the “Plan”).

2. Grant of Stock Awards. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Board or the Committee, the Company has granted to the Participant as of the Date of Grant, __________ Stock Awards (“Stock Awards”). Each Stock Award shall represent the right of the Participant to receive one share of Stock after the end of the applicable Restricted Period for the Stock Awards, subject to and upon the terms and conditions of this Agreement.

3. Restrictions on Transfer of Stock Awards. Subject to Section 5 of the Plan, neither the Stock Awards granted hereby nor any interest therein or in the Stock related thereto shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.

4. Vesting of Stock Awards. The Stock Awards covered by this Agreement shall become nonforfeitable and payable to the Participant pursuant to Section 5 hereof on ______________ (the “Vesting Date”), conditioned upon the Participant’s continuous employment with the Company or a Company subsidiary through the Vesting Date. Any Stock Awards that do not so become nonforfeitable will be forfeited, including if the Participant ceases to be continuously employed by the Company or a Company subsidiary prior to the Vesting Date. For purposes of this Agreement, “continuously employed” means the absence of any interruption or termination of the Participant’s employment with the Company or with a subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its subsidiaries.

5. Form and Time of Payment of Stock Awards.

(a) Payment for the Stock Awards, after and to the extent they have become nonforfeitable, shall be made in the form of shares of Stock. Payment shall be made within 10 days following the date that the Stock Awards become nonforfeitable pursuant to Section 4 hereof.

(b) Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(c) The Company’s obligations to the Participant with respect to the Stock Awards will be satisfied in full upon the issuance of Stock corresponding to such Stock Awards.

6. Dividend, Voting, and Other Rights.

(a) The Participant shall have no rights of ownership in the Stock underlying the Stock Awards and no right to vote the Stock underlying the Stock Awards until the date on which the shares of Stock underlying the Stock Awards are issued or transferred to the Participant pursuant to Section 5 above.

(b) The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

(c) The Participant shall not have rights to any dividend equivalents on the Stock Awards except as provided in this Section 6(c). Dividend Equivalents will be credited regarding the Stock Awards during the Restricted Period, including any additional Stock that the Participant might become entitled to receive pursuant to a stock dividend or other securities as a result of a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, but shall be withheld and credited to the Participant and subject to the same restrictions and nonforfeitability terms as the Stock Awards. After the Restricted Period, to the extent that the Stock Awards have has become nonforfeitable and payable, any credited Dividend Equivalents with respect to such nonforfeitable and payable Stock Awards shall be paid in cash to the Participant pursuant to Section 3.6(e) of the Plan. To the extent the Stock Awards are forfeited pursuant to Section 4 of this Agreement, all credited Dividend Equivalents with respect to the Restricted Stock shall also be forfeited. No interest shall be payable with respect to any such credited Dividend Equivalents.

7. Adjustments. The number of shares of Stock issuable for each Stock Award is subject to adjustment as provided in Section 1.5 of the Plan.

8. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Participant of Stock or any other payment to the Participant or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Participant may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Stock to be delivered to the Participant or by delivering to the Company other shares of Stock held by the Participant. If such election is made, the shares so retained shall be credited against such withholding requirement at the Fair Market Value of such Stock on the date of such delivery. In no event will the Fair Market Value of the Stock to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

9. Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10. Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

11. Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.

12. No Employment Rights. The grant of the Stock Awards under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Stock Awards and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its subsidiaries, nor limit or affect in any manner the right of the Company or any of its subsidiaries to terminate the employment or adjust the compensation of the Participant.

13. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its subsidiaries.

14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and (b) the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

17. Recoupment. Notwithstanding anything in this Agreement to the contrary:

(a) If the Participant’s employment with the Company or a Company subsidiary is terminated from gross misconduct (as determined in the reasonable but sole discretion of the Company), then the Participant’s rights to the Stock Awards and any related benefit or compensation under this Agreement will expire and be forfeited as of the date of such termination of employment.

(b) The Stock Awards and any related benefit or compensation under this Agreement is subject to the applicable recoupment, recapture, clawback or recovery policy of the Company as adopted by the Board or the Committee and in effect from time to time. In addition, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recoupment, recapture, clawback or recovery policy of the Company adopted by the Board or the Committee to comply with Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may then be traded, as reasonably determined by the Board or the Committee in its sole discretion.

18. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

19. Acknowledgment. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan, and (d) agrees to such terms and conditions.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

STEPAN COMPANY

By:
F. Quinn Stepan, Jr. President and Chief Executive Officer

The undersigned Participant hereby acknowledges receipt of an executed version of this Agreement and accepts the Stock Awards granted hereunder on the terms and conditions set forth herein and in the Plan.

Participant

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